Exhibit 31.2
I, David J. Anderson, certify that:

1	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2016 of Alexion Pharmaceuticals, Inc.;

2
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated:	March 24, 2017	/s/ DAVID J. ANDERSON
Executive Vice President and Chief Financial Officer